    July 30, 2004

Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C.  20549

Attn:  Wilson Butler

Re:  Authorization to Sign Rule 16 Forms

Dear Mr. Butler:

 I am a Vice President of General Electric Company ("GE") and,

until further written notice, I hereby individually authorize Michael R.

McAlevey (GE's Chief Corporate and Securities Counsel), Tom J. Kim

(GE's Corporate and Securities Counsel), Anita Kagna (GE's Associate

Securities Counsel), and Eliza W. Fraser (GE's Associate Corporate

Counsel) to sign on my behalf the attached Form 3 and any Form 4,

Form 5 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of General

Electric Company securities, and to take any other action of any type whatsoever in connection with the foregoing which in his or her opinion may be of benefit to, in the best interest of, or legally required by me.

  Very truly yours,

  Pamela Daley

STATE OF CONNECTICUT )

     ) ss Fairfield

COUNTY OF FAIRFIELD  )

Subscribed and sworn to before me on this the 30th of July, 2004.

     _________________________

      Claire W. Kersey

      Notary Public

     My commission expires 12/31/04